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Filed pursuant to Rule 424(b)(5)
Registration No. 333-188496

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated June 17, 2013

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 17, 2013)

18,000,000 Shares

Common Stock

        We are offering 18,000,000 shares of our common stock as described in this prospectus supplement and the accompanying prospectus.

        Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the trading symbol "ACRE." The last reported sale price of our common stock on the New York Stock Exchange on June 14, 2013 was $15.99 per share. We have declared a dividend of $0.25 per share on our shares of common stock, payable on July 18, 2013 to stockholders of record as of June 28, 2013. Purchasers of shares of common stock in this offering will be eligible to receive this dividend.

        We have granted the underwriters an option to purchase up to 2,700,000 additional shares of our common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.

        To assist us in maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes, subject to certain exceptions, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. You should read the information under the section entitled "Description of Our Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus for a description of these restrictions.

        Investing in our common stock involves material risks and uncertainties that should be considered. See "Risk Factors" beginning on page S-8 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in our common stock.

	Per Share	Total(2)
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to Ares Commercial Real Estate Corporation	$	$

(1)
Certain of our affiliates, including certain of our executive officers, have indicated an interest in purchasing shares in this offering up to an aggregate of 5% of the shares sold in this offering. None of such affiliates have made a commitment to purchase any shares in this offering and there can be no assurance that any of them will do so. No underwriting discount will be paid with respect to any shares that may be purchased by such affiliates in this offering.

(2)
If the underwriters exercise their option to purchase additional shares in full, the total public offering price will be $            , the total underwriting discount paid by us will be $            , and total proceeds, before expenses, will be $            .

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares on or about June     , 2013.

Credit Suisse	Citigroup	Wells Fargo Securities	BofA Merrill Lynch	J.P. Morgan

JMP Securities	RBC Capital Markets

The date of this prospectus supplement is June     , 2013.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our common stock.

        You should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the Securities and Exchange Commission, or the "SEC". We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. In addition, the information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our common stock.

S-ii

 FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

  •
  the use of proceeds of this offering;

  •
  our business and investment strategy;

  •
  our projected operating results;

  •
  the timing of cash flows, if any, from our investments;

  •
  the state of the U.S. economy generally or in specific geographic regions;

  •
  defaults by borrowers in paying debt service on outstanding items;

  •
  actions and initiatives of the U.S. Government and changes to U.S. Government policies;

  •
  our ability to obtain financing arrangements;

  •
  the amount of commercial mortgage loans requiring refinancing;

  •
  financing and advance rates for our target investments;

  •
  our expected leverage;

  •
  general volatility of the securities markets in which we may invest;

  •
  the impact of a protracted decline in the liquidity of credit markets on our business;

  •
  the uncertainty surrounding the strength of the U.S. economic recovery;

  •
  the return or impact of current and future investments;

  •
  allocation of investment opportunities to us by our Manager;

  •
  changes in interest rates and the market value of our investments;

  •
  effects of hedging instruments on our target investments;

  •
  rates of default or decreased recovery rates on our target investments;

  •
  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof);

  •
  our ability to maintain our qualification as a real estate investment trust for U.S. federal income tax purposes, or "REIT";

  •
  our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or the "Investment Company Act";

  •
  the availability of investment opportunities in mortgage related and real estate related investments and securities, including, but not limited to, the potential investments described herein as part of our pipeline;

S-iii

  •
  the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy;

  •
  our ability to complete our pending acquisition of EF&A Funding, L.L.C., d/b/a Alliant Capital LLC ("Alliant Capital") as described in "Summary—Recent Developments—Acquisition of Alliant Capital" and the performance of Alliant Capital subsequent to the acquisition;

  •
  our ability to integrate Alliant Capital into our business and achieve the benefits that we anticipate from our acquisition of Alliant Capital;

  •
  the availability of qualified personnel;

  •
  estimates relating to our ability to make distributions to our stockholders in the future;

  •
  our understanding of our competition; and

  •
  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

        These forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in "Risk Factors" beginning on page S-8 of this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in our Current Report on Form 8-K filed on June 4, 2013, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus supplement which will be considered to be incorporated by reference into this prospectus supplement. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

        For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement, which will be considered to be incorporated by reference into this prospectus supplement.

S-iv

 SUMMARY

        This summary highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read in their entirety this prospectus supplement, the accompanying prospectus and any other offering materials, together with all documents incorporated by reference herein and therein and the additional information described under the heading "Where You Can Find More Information." Except where the context suggests otherwise, the terms "ACRE," the "Company," "we," "us," and "our" refer to Ares Commercial Real Estate Corporation, a Maryland corporation, together with its consolidated subsidiaries; our "Manager" refers to Ares Commercial Real Estate Management LLC, a Delaware limited liability company, our external manager and an affiliate of Ares Management; our "Manager's servicer" refers to Ares Commercial Real Estate Servicer LLC, a Delaware limited liability company and a subsidiary of our Manager; "Ares Management" refers to Ares Management LLC, its subsidiaries and its affiliated investment vehicles (other than us and portfolio companies of its affiliated investment vehicles) and "Ares Investments" refers to Ares Investments Holdings LLC, an affiliate of Ares Management.

 Our Company

        We are a Maryland corporation that was incorporated on September 1, 2011, and was initially funded and commenced investment operations on December 9, 2011. We are focused primarily on originating, investing in and managing middle market commercial real estate, or "CRE," loans and other CRE-related investments. We completed the initial public offering, or the "IPO," of our common stock on May 1, 2012. We are externally managed by our Manager, an SEC registered investment adviser and a wholly owned subsidiary of Ares Management, a global alternative asset manager and also a SEC registered investment adviser.

        Our target investments include: "transitional senior" mortgage loans, "stretch senior" mortgage loans, subordinate debt mortgage loans such as B-notes and mezzanine loans and other select CRE debt and preferred equity investments. "Transitional senior" mortgage loans provide strategic, flexible, short-term financing solutions on transitional CRE middle market assets that are the subject of a business plan that is expected to enhance the value of the property. They are usually funded over time as the borrower's business plan for the property is executed, and have a lower initial loan-to-value ratio as compared to "stretch senior" mortgage loans. "Stretch senior" mortgage loans provide flexible "one stop" financing on quality CRE middle market assets that are typically stabilized or near-stabilized properties with healthy balance sheets and steady cash flows, with the mortgage loans having higher leverage (and thus higher loan-to-value ratios) than conventional mortgage loans and are typically fully funded at closing and non-recourse to the borrower (as compared to conventional mortgage loans, which are usually full recourse to the borrower).

        We intend to elect and qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the "Code," commencing with the Company's taxable year ended December 31, 2012. To the extent that we annually distribute at least 100% of our REIT taxable income (which does not equal net income, as calculated in accordance with generally accepted accounting principles, or "GAAP") to our stockholders and comply with various other requirements as a REIT, we generally will not be subject to U.S. federal income taxes on our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains.

        On May 14, 2013, we entered into an agreement to acquire Alliant Capital. The completion of the Alliant Acquisition (defined below) is subject to the satisfaction of customary closing conditions, and there can be no assurance that the transaction will close on the terms anticipated or at all. Upon Alliant Capital becoming one of our wholly owned subsidiaries, we will be able to utilize the platform of certain U.S. Government-sponsored entities, including the Federal National Mortgage Association ("Fannie Mae"), the Federal Housing Administration ("FHA"), the Government National Mortgage

Association ("Ginnie Mae") and the United States Department of Housing and Urban Development ("HUD") to originate and service multifamily residential mortgage loans. See "Summary—Acquisition of Alliant Capital."

Current Portfolio/Pipeline

        At March 31, 2013, we had originated 17 loans totaling approximately $470.2 million in commitments with outstanding principal of $413.0 million. For the period from January 1, 2013 through March 31, 2013, the unleveraged effective yield of the portfolio was 7.0% and all loans were performing in accordance with the terms of the respective loan agreements.

        On April 30, 2013, we closed a $15.0 million senior mortgage loan commitment collateralized by a 63,271 square foot office property located in Mountain View, CA, within the Silicon Valley market. At closing, the outstanding principal was approximately $14.5 million. The loan has an interest rate of L + 4.75% subject to a 0.50% LIBOR floor and a term of 2.75 years.

        On June 5, 2013, we closed a $17.1 million transitional senior mortgage loan commitment collateralized by a 124,712 square foot office property located in San Diego, CA. At closing, the outstanding principal was approximately $14.8 million. The loan has an interest rate of L + 3.75% subject to a 0.25% LIBOR floor and a term of 3 years.

        In addition, on June 13, 2013, we were advised that our $13.4 million loan in respect of an apartment building in Arlington, VA that was scheduled to mature in December 2014 is expected to be prepaid on or before June 30, 2013.

        At June 14, 2013, we had originated 19 loans totaling approximately $502.3 million in commitments with outstanding principal of $450.1 million. On a pro forma basis, and assuming all loans closed in the first quarter had closed on January 1, 2013 and the two loans described above had closed on January 1, 2013, the pro forma unleveraged effective yield of the portfolio for the period from January 1, 2013 through March 31, 2013 would have been approximately 7%. At June 14, 2013, all loans were performing in accordance with the terms of the respective loan agreements.

        As of June 14, 2013, we had executed non-binding term sheets with respect to an aggregate of approximately $316.3 million in potential loan commitments, with the terms set forth in the following table. We have not executed binding commitment letters or definitive documentation with respect to these potential loans and each proposed loan is still subject to one or more of the following: satisfactory completion of our due diligence investigation and investment process, approval of our Manager's investment committee, market conditions, available liquidity, our agreement with the sponsor on the terms and structure of such loan, and the execution and delivery of satisfactory transaction documentation. In addition, we may co-originate some of these loans with third parties. As a result, although we expect to close and fund such proposed loans within the next three months, we cannot provide any assurances that we will close any of these proposed loans.

Executed Nonbinding Term Sheets at June 14, 2013:

(Dollars in millions; all senior mortgage loans unless otherwise indicated)

	Property Type	Location	Expected Commitment(1)	Estimated Unleveraged All-In Yield(2)	Expected Term	Interest Rate
Suburban Office	Office	West Coast	$15.2	L + 5.0%	36 months	L + 4.50%
Suburban Office Portfolio	Office	West Coast	75.0	L + 4.0%	48 months	L + 3.75%
Multi-tenant Distribution Facility	Industrial	Southeast	19.7	L + 6.1%	30 months	L + 5.25%
Suburban Apartment Property	Multifamily	Southwest	43.4	L + 4.3%	36 months	L + 3.75%
Suburban Apartment Property	Multifamily	Southwest	35.5	L + 4.3%	36 months	L + 3.75%
Urban Retail	Retail	Midwest	75.9	L + 4.6%	48 months	L + 4.25%
Weighted Average (Senior Mortgage Loans)			$264.7	L + 4.5%
CBD Office Building*	Office	Midwest	37.0	9.1%	36 months	8.75%
Student Housing Portfolio*	Multifamily	Various	14.6	11.9%	30 months	11.50%
Weighted Average (Mezzanine Loans)			$51.6	9.9%
Total			$316.3

*
Mezzanine Loan

(1)
Expected Commitment amounts are as set forth in non-binding term sheets that have been executed by us and the potential borrowers, but are still subject to completion of our due diligence investigation and investment process. Deposits have been received with respect to all such term sheets other than Urban Retail, which was signed on June 14, 2013, the deposit for which is expected to be received within one week. No assurance can be provided that any of these loans will be closed on these terms, or at all.

(2)
Estimated Unleveraged All-In Yield is the rate of return that would be earned on an investment based on the stated interest rate in the non-binding term sheet (which, for certain senior mortgage loans, includes a LIBOR floor of 25 basis points, if applicable) plus the annualized origination fee and exit fee, if any. The annualized origination and exit fees are calculated by taking the total fees divided by the number of months in the Expected Term of each loan multiplied by 12. We are unable to show Unleveraged Effective Yield (i.e., the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults) because we cannot calculate effective yield prior to determining the funding schedule and starting LIBOR of a loan.

        In addition, as of June 14, 2013, (excluding the Alliant Acquisition) we had also proposed to potential borrowers additional non-binding term sheets with respect to an aggregate of approximately $316.4 million in potential commitments, the substantial majority of which would represent senior mortgage loans. While we have performed a credit analysis for each such potential loan commitment, we have not yet obtained preliminary approvals from our Manager's investment committee. As of June 14, 2013, we had also completed an initial credit analysis and provided potential borrowers with preliminary quotes or indicative terms for approximately $1.10 billion of potential loan opportunities. Additionally, as of June 14, 2013, we had identified approximately $804.6 million of potential loan opportunities; however we have not performed an initial credit analysis with respect to any of these potential opportunities.

        Historically, we have executed non-binding term sheets for a relatively small percentage of evaluated loan opportunities. We operate in a competitive market for investment opportunities and competition may limit our ability to originate or acquire the potential investments in the pipeline. The consummation of any of the potential loans in the pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation and investment process, approval of our Manager's investment committee, market conditions, available liquidity, our agreement with the sponsor on the terms and structure of such potential loan, and the execution and delivery of satisfactory transaction documentation. In addition, we may co-originate some of these potential loans with third parties. We cannot provide any assurances that we will close or co-originate any of these potential loans.

Acquisition of Alliant Capital

        On May 14, 2013, we entered into an agreement to purchase Alliant Capital (the "Alliant Acquisition"), which houses the multi-family residential mortgage loan origination and servicing business of the Alliant Companies, a family of privately owned, fully integrated national finance and investment firms, for approximately $62.8 million (based on a closing share price of $16.85 per common share on May 14, 2013) through a combination of cash and stock. The cash portion of the transaction may be financed through debt financing, and/or the repayment or sale of certain assets. We may also use a portion of the net proceeds from this offering, as described below under "Use of Proceeds". The acquisition is expected to close during the second half of 2013. Completion of the acquisition is subject to the satisfaction of customary closing conditions, and there can be no assurance that the transaction will close on the terms anticipated or at all.

        Overview of Alliant Capital.    Alliant Capital is a nationwide originator and servicer of multifamily residential mortgage loans, utilizing the platform of certain U.S. Government-sponsored entities, including Fannie Mae, FHA, Ginnie Mae and HUD. Alliant Capital has developed a significant origination, asset management and servicing platform, primarily through Fannie Mae's Delegated Underwriting and Servicing ("DUS") program. As of March 31, 2013, Alliant Capital had a servicing portfolio of approximately $3.9 billion in multifamily loans. As of March 31, 2013, Alliant Capital's mortgage servicing rights had a fair value of approximately $61.9 million. Recently, Alliant Capital was approved to originate loans insured by FHA and to securitize those loans through Ginnie Mae, subject to putting in place certain operational requirements.

        Summary of Strategic Benefits.    We expect the acquisition of Alliant Capital's business segments to benefit us in the following ways:

  •
  Accelerated Scaling and Increased Market Presence:  We believe Alliant Capital's national direct origination platform focused on Fannie Mae and FHA/Ginnie Mae multifamily loans ("Agency Loans") will provide further scale to our platform and enhance our direct origination capabilities. We also believe our market capabilities will expand considerably with the addition of the mortgage professionals we will acquire in the transaction.

  •
  Broadened Product Offerings to Unlock Revenue Opportunities:  Currently, we provide transitional "bridge loans" to multifamily owners and operators that ultimately seek permanent financing through Agency Loans. We believe that Alliant Capital's focus on long-term multifamily Agency Loans will expand our product offerings and extend relationships with borrowers. We expect to be able to provide a complete turnkey financial solution for multifamily owners and operators seeking short- and long-term financing options. We also believe that Alliant Capital's recent approvals to provide FHA and Ginnie Mae loans will provide opportunities for incremental revenue growth.

  •
  Diversified Revenues and Predictable Servicing Cash Flows:  We believe that the addition of Alliant Capital's approximately $3.9 billion multifamily loan servicing portfolio, as of March 31, 2013, consisting of approximately 1,000 multifamily loans will diversify our revenue stream by adding servicing income and extending the duration of our revenue-generating investment portfolio. We expect the combination of our direct lending model with the fee-based origination and servicing revenues of Alliant Capital to result in improved balance sheet and cost efficiencies. We also believe that the self-funding nature of Alliant Capital's business provides a more stable growth platform that minimizes capital markets volatility risk.

  •
  Favorable Competitive Landscape:  There are a limited number of approved Fannie Mae DUS lenders and the strict multifamily approval standards for other U.S. Government-sponsored entities has limited the number of direct competitors. We therefore believe that the long-term competitive landscape remains favorable, particularly for GSE-approved providers, which collectively account for approximately 60% of the multifamily market.

Expansion of Ares Management's Real Estate Group

        On May 10, 2013, Ares Management, our Manager's parent company, announced that it entered into an agreement to acquire (the "AREA Acquisition") AREA Property Partners, L.P., an international real estate investor and fund manager, with approximately $6 billion of committed capital under management as of December 31, 2012. While we cannot assure you that the AREA Acquisition will be consummated given that it is subject to certain closing conditions, including obtaining certain regulatory approvals, upon completion of the AREA Acquisition, Ares Management's real estate group would have 74 investment professionals across 11 global offices. In addition, new product capabilities, origination relationships, and market knowledge in new and existing products, geographies and industries are expected to occur as a result of the AREA Acquisition. We believe that these enhancements will benefit our Manager and thus will benefit us. In addition, we believe that the AREA Acquisition will provide our Manager with even broader industry experience on which to draw, which we believe will provide invaluable insights into our fundamental asset performance and the market trends that affect us.

Declaration of Dividend

        On May 15, 2013, we declared a cash dividend of $0.25 per common share for the second quarter of 2013. The second quarter 2013 dividend is payable on July 18, 2013 to common stockholders of record as of June 28, 2013. Purchasers of shares sold in this offering will be entitled to receive this dividend.

Funding Facilities

        We have been in, and from time to time may engage in, discussions with our lenders regarding certain modifications to our funding facilities, which we borrow from to originate certain of our target investments, subject to available collateral. For example, we are currently in discussions with Wells Fargo Bank, National Association ("Wells Fargo") to modify the terms of our secured revolving funding facility arranged by Wells Fargo to, among other things, increase the maximum commitment amount to $225 million. We cannot assure you that we will reach agreement with Wells Fargo or any of our other lenders with respect to such modifications.

Corporate Information

        We are a Maryland corporation. Our principal executive offices are located at One North Wacker Drive, 48th Floor, Chicago, Illinois 60606. Our telephone number is (312) 252-7500. Our website is www.arescre.com. The contents of our website are not a part of this prospectus. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

 The Offering

Issuer	Ares Commercial Real Estate Corporation
Common stock offered by us	18,000,000 shares (plus up to an additional 2,700,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters' option to purchase additional shares).
Common stock to be outstanding after this offering	27,267,162 shares.(1)
Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $         million (or approximately $         million if the underwriters' option to purchase additional shares is exercised in full), after deducting our estimated expenses. No underwriting discount will be paid on shares that may be purchased by certain of our affiliates in this offering. We intend to use the net proceeds from this offering to invest in our target investments, repay indebtedness, fund future funding commitments on existing loans and for other general corporate purposes. Depending upon the timing of the closing of the proposed loans in our pipeline, the closing of the acquisition of Alliant Capital and our receipt of funds from other financings, we may utilize a portion of the net proceeds of this offering to fund a portion of the purchase price of Alliant Capital as described above under "Summary—Acquisition of Alliant Capital." We may also use the net proceeds from this offering to invest in assets other than our target investments subject to maintaining our qualification as a REIT and our exclusion from regulation under the Investment Company Act.

Depending on the timing of the closing of the proposed loans in our pipeline and the closing of the acquisition of Alliant Capital, our Manager may invest a portion of the proceeds in interest-bearing short-term investments, including money market accounts or funds, CMBS or corporate bonds, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target investments. See "Use of Proceeds."

Ownership limit

Subject to certain exceptions, our charter restricts ownership of more than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, in order to protect our status as a REIT. See "Description of Capital Stock—Restrictions on Ownership and Transfer" in the accompanying prospectus.

Listing	Our common stock is listed on the New York Stock Exchange under the trading symbol "ACRE."

Risk factors

An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page S-8 of this prospectus supplement and the reports we file with the SEC pursuant to the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in our common stock.

(1)
Excludes shares of our common stock that we may issue and sell upon the exercise of the underwriters' option to purchase additional shares.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. You should carefully read and consider the risks described below as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our other periodic reports filed with the SEC, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described in our Current Report on Form 8-K filed on June 4, 2013 under the sections entitled "Risks Relating to Alliant Capital's Business and the Company's Pending Acquisition of Alliant Capital", "Risks Related to Regulatory Matters", "U.S. Federal Income Tax Risks Related to the Alliant Capital Transaction" You should also carefully read and consider the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including risks described below in "Forward-Looking Statements," before making a decision to invest in our common stock. Each of these risks could materially adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment.

 Risks Related to This Offering

The market price of our common stock may fluctuate significantly.

        Our common stock is listed on the NYSE under the trading symbol "ACRE." Over the past several years, the global capital and credit markets have been in an extended period of volatility and disruption. The market price and liquidity of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance.

        Some of the factors that could negatively affect the market price of our common stock include:

  •
  our actual or projected operating results, financial condition, cash flows and liquidity, or changes in business strategy or prospects;

  •
  actual or perceived conflicts of interest with our Manager or Ares Management and individuals, including our executives;

  •
  equity issuances by us, or share resales by our stockholders, or the perception that such issuances or resales may occur;

  •
  loss of a major funding source;

  •
  actual or anticipated accounting problems;

  •
  publication of research reports about us or the real estate industry;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any increased indebtedness we incur in the future;

  •
  additions to or departures of our Manager's or Ares Management's key personnel;

  •
  speculation in the press or investment community;

  •
  our failure to meet, or the lowering of, our earnings estimates or those of any securities analysts;

  •
  increases in market interest rates, which may lead investors to demand a higher distribution yield for our common stock and would result in increased interest expenses on our debt;

  •
  failure to maintain our REIT qualification or exemption from the Investment Company Act;

  •
  price and volume fluctuations in the stock market from time to time;

  •
  general market and economic conditions and trends, including inflationary concerns and the current state of the credit and capital markets;

  •
  significant volatility in the market price and trading volume of securities of publicly traded REITs or other companies in our sector, which are not necessarily related to the operating performance of these companies;

  •
  changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to REITs;

  •
  changes in the value of our portfolio;

  •
  any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

  •
  operating performance of companies comparable to us;

  •
  short-selling pressure with respect to shares of our common stock or REITs generally;

  •
  uncertainty surrounding the strength of the U.S. economic recovery particularly in light of the recent downgrade of the U.S. Government's credit rating; and

  •
  concerns regarding European sovereign debt.

        As noted above, market factors unrelated to our performance could also negatively impact the market price of our common stock. One of the factors that investors may consider in deciding whether to buy or sell our common stock is our distribution rate as a percentage of our stock price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our common stock. For instance, if interest rates rise, it is likely that the market price of our common stock will decrease as market rates on interest-bearing securities increase.

Common stock eligible for future sale may have adverse effects on our share price.

        As of June 14, 2013, we had 9,267,162 shares of common stock outstanding on a fully diluted basis. Of these shares, 7,700,000 shares of our common stock are freely tradable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act").

        Prior to our initial public offering, there was no established trading market for our common stock. We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

        We may issue additional restricted common stock and other equity-based awards under our 2012 Equity Incentive Plan. We may continue to issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

We have not established a minimum distribution payment level and no assurance can be given that we will be able to make distributions to our stockholders in the future at current levels or at all.

        We are generally required to annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gains, for us to qualify as a REIT, which requirement we currently intend to satisfy through quarterly distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus supplement and the accompanying prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

  •
  our ability to make profitable investments, including with respect to the investment of the net proceeds from our securities offerings;

  •
  margin calls or other expenses that reduce our cash flow;

  •
  defaults in our asset portfolio or decreases in the value of our portfolio; and

  •
  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

        As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

        In addition, distributions that we make to our stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and not designated by us as capital gain dividends or qualified dividend income, generally will be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as capital gain dividends and generally will be taxed to our stockholders as long-term capital gain to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. Distributions in excess of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, and not designated by us as capital gain dividends or qualified dividend income, may constitute a return of capital. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder's investment in our common stock, but not below zero.

The interests of certain control persons may be adverse to investors.

        Our board of directors has established an excepted holder limit for Ares Investments that allows Ares Investments to own, subject to certain conditions, up to 22% of the outstanding shares of our common stock. As of June 14, 2013, Ares Investments owned 2,000,000 shares, or 21.6%, of our total shares of common stock outstanding. Assuming Ares Investments does not purchase any shares in this offering, upon the completion of this offering, Ares Investments will own approximately 7.2% of our total shares of common stock outstanding (or approximately 6.5% if the underwriters' option to purchase additional shares is exercised in full). In addition, Ares Investments owns $1,150,000 aggregate principal amount of our 7.000% Convertible Senior Notes due 2015 (the "2015 Convertible Notes"). This significant concentration of share ownership may adversely affect the trading price of our common stock because investors often perceive a disadvantage in owning shares in a company with only one or very few controlling stockholders. Furthermore, Ares Investments has the ability to significantly influence the outcome of all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. This concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if such a change of control would benefit you.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters' option to purchase additional shares is exercised in full), after deducting our estimated expenses. No underwriting discount will be paid on shares that may be purchased by certain of our affiliates in this offering. We intend to use the net proceeds from this offering to invest in our target investments, repay indebtedness, fund future funding commitments on existing loans and for other general corporate purposes. Depending upon the timing of the closing of the proposed loans in our pipeline, the closing of the acquisition of Alliant Capital and our receipt of funds from other financings, we may utilize a portion of the net proceeds of this offering to fund a portion of the purchase price of Alliant Capital as described above under "Summary—Acquisition of Alliant Capital." We may also use the net proceeds from this offering to invest in assets other than our target investments subject to maintaining our qualification as a REIT and our exclusion from regulation under the Investment Company Act.

        Depending on the timing of the closing of the proposed loans in our pipeline and the closing of the acquisition of Alliant Capital, our Manager may invest a portion of the proceeds in interest-bearing short-term investments, including money market accounts or funds, CMBS or corporate bonds, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target investments.

CAPITALIZATION

        The following table sets forth (i) our actual capitalization as of March 31, 2013, (ii) as of March 31, 2013, on a pro forma basis to reflect the completion of our pending acquisition of Alliant Capital, and (iii) as of March 31, 2013, on a pro forma basis to reflect the completion of our pending acquisition of Alliant Capital, as adjusted to give effect to the sale of 18,000,000 shares of common stock in this offering (assuming that the underwriters do not exercise their option to purchase additional shares). You should read this table together with the unaudited pro forma consolidated financial statements incorporated in this prospectus supplement by reference to our Current Report on Form 8-K filed on June 4, 2013.

	As of March 31, 2013
	Historical	Pro Forma	Pro Forma As Adjusted
	(Dollars in thousands) unaudited
Cash and cash equivalents	$22,550	$21,828	$
Restricted cash	3,719	17,929
Debt
Capital One Facility	32,160	32,160
Citibank Facility	41,215	41,215
Wells Fargo Facility	126,675	126,675
7.00% Convertible Senior Notes due 2015	67,411	67,411
Derivative liability	2,223	2,223
Warehouse lines of credit	—	65,025
Total debt	$269,684	$334,709	$
Stockholders' equity
Common stock, par value $0.01 per share, 450,000,000 shares authorized; 9,267,162 shares issued and outstanding, historical, 13,290,574 shares issued and outstanding, pro forma(1)(2) and 27,855,397 shares issued and outstanding pro forma, as adjusted(1)(2)	92	138
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and no shares issued and outstanding, historical, pro forma and pro forma, as adjusted	—	—
Additional paid-in capital—common stock(2)	169,336	231,725
Accumulated deficit	(5,844)	(3,832)
Total stockholders' equity	163,584	228,031
Total capitalization	$433,268	$562,740	$

(1)
This amount excludes (i) 622,838 shares of our common stock reserved for issuance under our equity incentive plans and (ii) 4,254,009 shares of our common stock reserved for issuance upon conversion of our 7.00% Convertible Senior Notes due 2015 (based on the conversion rate in effect at March 31, 2013).

(2)
The March 31, 2013 pro forma consolidated balance sheet included in our Current Report on Form 8-K filed on June 4, 2013 assumes the issuance of 3,435,176 shares of common stock to raise net proceeds of $52.9 million and the issuance of 588,235 shares to the members of Alliant Capital to finance the Alliant Acquisition. Alternatively, the additional financing sources may include any combination of new debt, preferred securities, borrowings under existing credit facilities, asset sales, and cash on hand dependent on a number of factors, including market conditions at closing, strategic alternatives, and our liquidity position and outlook. As a result of the assumption regarding an equity issuance in the March 31, 2013 unaudited pro forma consolidated balance sheet, the adjustment to give effect to this offering in the column above captioned "Pro Forma As Adjusted" constitutes the excess of (x) the sale of the shares of common stock in this offering (assuming the underwriters' option to purchase additional shares is not exercised) and (y) the assumed equity issuance of additional shares of common stock in connection with the Alliant Acquisition contained in such pro forma consolidated balance sheet, as reflected in the column above captioned "Pro Forma."

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, the respective numbers of shares of common stock appearing opposite their names below:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities LLC
JMP Securities LLC
Keefe, Bruyette & Woods, Inc.
RBC Capital Markets, LLC
Total	18,000,000

        All of the shares to be purchased by the underwriters will be purchased from us.

        The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The shares of common stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer and to reject orders in whole or in part.

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock offered by this prospectus if any are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Option to Purchase Additional Shares

        We have granted a 30-day option to the underwriters to purchase up to a total of 2,700,000 additional shares of our common stock from us at the public offering price per share less the estimated underwriting discounts and commissions per share, as set forth on the cover page of this prospectus, and less any dividends or distributions declared, paid or payable on the shares that the underwriters have agreed to purchase from us but that are not payable on such additional shares. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the prior table.

Discounts and Commissions

        Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus and to certain dealers at that price less a concession of not more than $            per share, of which up to $            per share may be reallowed to other dealers. After the initial offering, the public offering price, concession and reallowance to dealers may be changed.

        The following table summarizes the underwriting discounts and commissions and the proceeds, before expenses, payable to us, both on a per share basis and in total, assuming either no exercise or full exercise by the underwriters of their option to purchase additional shares:

Total
	Per Share	Without Option	With Option
(Amounts in thousands)
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)
Certain of our affiliates, including certain of our executive officers, have indicated an interest in purchasing shares in this offering up to an aggregate of 5% of the shares sold in this offering. None of such affiliates have made a commitment to purchase any shares in this offering and there can be no assurance that any of them will do so. No underwriting discount will be paid with respect to any shares that may be purchased by such affiliates in this offering.

        We estimate that the expenses of this offering payable by us, including without limitation, registration, filing and listing fees, printing fees and legal and accounting expenses, but not including underwriting discounts and commissions, will be approximately $0.25 million.

Indemnification of Underwriters

        The underwriting agreement provides that we will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

        We, our Manager, each of our directors and officers have agreed, subject to specified exceptions, that, without the prior written consent of the representatives, we and they will not, during the period beginning on and including the date of this prospectus through and including the date that is the 60th day after the date of this prospectus, directly or indirectly:

  •
  issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

  •
  file (in the case of us), or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

  •
  enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

        The representatives may, in their sole discretion and at any time or from time to time, without notice, release all or any portion of the shares or other securities subject to the lock-up agreements. Any determination to release any shares or other securities subject to the lock-up agreements would be based on a number of factors at the time of determination, which may include the market price of the common stock, the liquidity of the trading market for the common stock, general market conditions, the number of shares or other securities proposed to be sold or otherwise transferred and the timing, purpose and terms of the proposed sale or other transfer.

NYSE Listing

        Our common stock is listed on the NYSE under the symbol "ACRE."

Stabilization

        In order to facilitate this offering of our common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. Specifically, the underwriters may sell more shares of common stock than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under their option to purchase additional shares. The underwriters may close out a covered short sale by exercising their option or purchasing common stock in the open market. In determining the source of common stock to close out a covered short sale, the underwriters may consider, among other things, the market price of common stock compared to the price payable under their option. The underwriters may also sell shares of common stock in excess of their option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after the date of pricing of this offering that could adversely affect investors who purchase in this offering.

        As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common stock in the open market to stabilize the price of our common stock, so long as stabilizing bids do not exceed a specified maximum. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing common stock in this offering if the underwriting syndicate repurchases previously distributed common stock to cover syndicate short positions or to stabilize the price of the common stock.

        The foregoing transactions, if commenced, may raise or maintain the market price of our common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

        The foregoing transactions, if commenced, may be effected on the NYSE or otherwise. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of these transactions and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock.

Other Relationships

        Certain of the underwriters and/or their affiliates have engaged in various financial transactions with, and have performed investment banking, secondary market trading, lending and financial advisory services for, us and/or our affiliates in the ordinary course of their businesses. In the future, they may engage in such transactions with, or provide such services to, us or our affiliates. In addition, they may sell to us or buy from us certain target investments. They have received or will receive customary fees and reimbursements of expenses for these transactions and services. Additionally, affiliates of certain of our underwriters are currently lenders to us and/or one or more of our affiliates, including, among others, Ares Management, Ares Investments and Ares Capital Corporation through preexisting credit facilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a "Relevant Member State," with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the "Relevant Implementation Date," no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

        We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

        This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the "Order," and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as "relevant persons." This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        We have not and will not register with the Swiss Financial Market Supervisory Authority, or the "FINMA," as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or the "CISA," and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or the "CISO," such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated shares market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

 Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the "DFSA." This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS

        Certain legal matters relating to this offering will be passed upon for us by Proskauer Rose LLP, Los Angeles, California. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus titled "Material U.S. Federal Income Tax Considerations" is based on the opinion of Proskauer Rose LLP. Certain matters of Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will act as counsel to the underwriters. Skadden, Arps, Slate, Meagher & Flom LLP is acting as our special counsel in connection with the Alliant Acquisition.

EXPERTS

        The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2012, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The financial statements of EF&A Funding, L.L.C. as of and for the year ended December 31, 2012 have been audited by CohnReznick LLP, independent auditors, as set forth in their report incorporated by reference herein from the Company's Current Report on Form 8-K dated June 4, 2013. The financial statements of EF&A Funding, L.L.C. as of and for the year ended December 31, 2011 have been audited by Reznick Group, P.C., independent auditors, as set forth in their report incorporated by reference herein from the Company's Current Report on Form 8-K dated June 4, 2013. Such financial statements are incorporated herein in reliance upon the reports of such firms pertaining to such financial statements given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

        This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed April 1, 2013), as amended by Form 10-K/A (filed April 30, 2013);

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (filed May 15, 2013);

  •
  our Definitive Proxy Statement on Schedule 14A filed on May 24, 2013;

  •
  Current Reports on Form 8-K dated April 25, 2013 (filed April 26, 2013), May 14, 2013 (filed May 15, 2013) (except with respect to information furnished under Item 7.01 and Exhibits 99.1 and 99.2 thereto) and June 4, 2013 (filed June 4, 2013); and

  •
  the description of our common stock included in our registration statement on Form 8-A (filed April 18, 2012).

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus supplement and the accompanying prospectus are a part shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all documents that are incorporated by reference. Such documents will be provided free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One North Wacker Drive, 48th Floor, Chicago, Illinois 60606, Attention: General Counsel, or contact our offices at (312) 252-7500. The documents may also be accessed on our website at www.arescre.com.

PROSPECTUS

$1,500,000,000

Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units

        Ares Commercial Real Estate Corporation is a Maryland corporation that was incorporated on September 1, 2011, and was initially funded and commenced investment operations on December 9, 2011. We are focused primarily on originating, investing in and managing middle market commercial real estate loans and other CRE-related investments. We completed our initial public offering on May 1, 2012. We are externally managed by Ares Commercial Real Estate Management LLC, a Securities and Exchange Commission registered investment adviser and a wholly owned subsidiary of Ares Management LLC, or "Ares Management," a global alternative asset manager and also a Securities and Exchange Commission registered investment adviser.

        Our common stock is traded on the New York Stock Exchange under the symbol "ACRE." On June 13, 2013 the last reported sales price of our common stock on the New York Stock Exchange was $15.77 per share.

        Investing in our securities involves material risks and uncertainties that should be considered. See "Risk Factors" beginning on page 3 of our Annual Report on Form 10-K for the year ended December 31, 2012.

        We may offer, from time to time, in one or more offerings or series, up to $1,500,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the "securities." The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

        You should carefully read this prospectus and the accompanying prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 17, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer, from time to time, in one or more offerings or series, up to $1,500,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

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PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read in their entirety this prospectus, any accompanying prospectus supplement and any other offering materials, together with all documents incorporated by reference herein and therein and the additional information described under the heading "Where You Can Find More Information." Except where the context suggests otherwise, the terms "ACRE," the "Company," "we," "us," and "our" refer to Ares Commercial Real Estate Corporation, a Maryland corporation, together with its consolidated subsidiaries; our "Manager" refers to Ares Commercial Real Estate Management LLC, a Delaware limited liability company, our external manager and an affiliate of Ares Management; our "Manager's servicer" refers to Ares Commercial Real Estate Servicer LLC, a Delaware limited liability company and a subsidiary of our Manager; "Ares Management" refers to Ares Management LLC, its subsidiaries and its affiliated investment vehicles (other than us and portfolio companies of its affiliated investment vehicles) and "Ares Investments" refers to Ares Investments Holdings LLC, an affiliate of Ares Management. On February 22, 2012, we effected a one-for-two reverse stock split of our issued and outstanding common stock. Unless indicated otherwise, the information presented in this prospectus gives effect to this reverse stock split.

Our Company

        Ares Commercial Real Estate Corporation (together with our consolidated subsidiaries, the "Company," "ACRE," "we," "us" and "our") is a Maryland corporation that was incorporated on September 1, 2011, and was initially funded and commenced investment operations on December 9, 2011. We are focused primarily on originating, investing in and managing middle-market commercial real estate, or "CRE," loans and other CRE-related investments. We completed the initial public offering, or the "IPO," of our common stock on May 1, 2012. We are externally managed by Ares Commercial Real Estate Management LLC, "ACREM" or our "Manager," a Securities and Exchange Commission, or "SEC," registered investment adviser and a wholly owned subsidiary of Ares Management LLC, or "Ares Management," a global alternative asset manager and also a SEC registered investment adviser.

        Our target investments include: "transitional senior" mortgage loans, "stretch senior" mortgage loans, subordinate debt mortgage loans such as B-notes and mezzanine loans and other select CRE debt and preferred equity investments. "Transitional senior" mortgage loans provide strategic, flexible, short-term financing solutions on transitional CRE middle market assets that are the subject of a business plan that is expected to enhance the value of the property. They are usually funded over time as the borrower's business plan for the property is executed, and have a lower initial loan-to-value ratio as compared to "stretch senior" mortgage loans. "Stretch senior" mortgage loans provide flexible "one stop" financing on quality CRE middle market assets that are typically stabilized or near-stabilized properties with healthy balance sheets and steady cash flows, with the mortgage loans having higher leverage (and thus higher loan-to-value ratios) than conventional mortgage loans and are typically fully funded at closing and non-recourse to the borrower (as compared to conventional mortgage loans, which are usually full recourse to the borrower).

        On May 14, 2013, we announced that we entered into an agreement to purchase (the "Alliant Acquisition") EF&A Funding, L.L.C., d/b/a Alliant Capital LLC ("Alliant Capital"), which housed the multi-family residential mortgage loan origination and servicing business of the Alliant Companies, a family of privately owned, fully integrated national finance and investment firms. Completion of the Alliant Acquisition is subject to the satisfaction of customary closing conditions, and there can be no assurance that the transaction will close on the terms anticipated or at all. Upon Alliant Capital becoming one of our wholly owned subsidiaries, we will be able to utilize the platform of certain U.S. Government-sponsored entities, including the Federal National Mortgage Association, the Federal

Housing Administration, the Government National Mortgage Association and the United States Department of Housing and Urban Development to originate and service multifamily residential mortgage loans.

        We intend to elect and qualify to be taxed as a real estate investment trust, or "REIT," under the Internal Revenue Code of 1986, as amended, or the "Code," commencing with the Company's taxable year ended December 31, 2012. To the extent that we annually distribute at least 100% of our REIT taxable income (which does not equal net income, as calculated in accordance with generally accepted accounting principles, or "GAAP") to our stockholders and comply with various other requirements as a REIT, we generally will not be subject to U.S. federal income taxes on our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains.

Corporate Information

        We are a Maryland corporation. Our principal executive offices are located at One North Wacker Drive, 48th Floor, Chicago, IL 60606. Our telephone number is (312) 252-7500. Our website is www.arescre.com. The contents of our website are not a part of this prospectus. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. Any trademark, trade name or service mark of any other company appearing in this prospectus or any document incorporated by reference herein belongs to its holder. Use or display by us of other parties' trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the section "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which has been filed with the SEC as well as other information in this prospectus and any applicable prospectus supplement before making a decision to invest in our securities. Each of the risks described could materially adversely affect our business, financial condition, results of operations or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See "Where You Can Find More Information" beginning on page 61 of this prospectus.

 FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

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  the use of proceeds of any offering pursuant to this prospectus and any accompanying prospectus supplement;

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  our business and investment strategy;

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  our projected operating results;

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  the timing of cash flows, if any, from our investments;

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  the state of the U.S. economy generally or in specific geographic regions;

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  defaults by borrowers in paying debt service on outstanding items;

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  actions and initiatives of the U.S. Government and changes to U.S. Government policies;

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  our ability to obtain financing arrangements;

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  the amount of commercial mortgage loans requiring refinancing;

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  financing and advance rates for our target investments;

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  our expected leverage;

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  general volatility of the securities markets in which we may invest;

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  the impact of a protracted decline in the liquidity of credit markets on our business;

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  the uncertainty surrounding the strength of the U.S. economic recovery;

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  the return or impact of current and future investments;

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  allocation of investment opportunities to us by our Manager;

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  changes in interest rates and the market value of our investments;

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  effects of hedging instruments on our target investments;

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  rates of default or decreased recovery rates on our target investments;

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  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

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  changes in governmental regulations, tax law and rates, and similar matters (including interpretation thereof);

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  our ability to maintain our qualification as a REIT;

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  our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

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  availability of investment opportunities in mortgage related and real estate related investments and securities;

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  the ability of our Manager to locate suitable investments for us, monitor, service and administer our investments and execute our investment strategy;

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  our ability to successfully complete and integrate any acquisitions;

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  availability of qualified personnel;

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  estimates relating to our ability to make distributions to our stockholders in the future;

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  our understanding of our competition; and

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  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy.

        The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Such new risks and uncertainties may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider these risks before you make an investment decision with respect to our securities.

        For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012 and in the other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, which will be considered to be incorporated by reference into this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth (i) our ratio of earnings to fixed charges and (ii) our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. For purposes of calculating these ratios, "earnings" includes income from continuing operations plus fixed charges. "Fixed charges" consists of interest expense and amortization of discounts and capitalized expenses related to indebtedness. In computing the ratios of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consists of 2012 dividends on our Series A Convertible Preferred Stock. We redeemed all of the outstanding shares of our Series A Convertible Preferred Stock on May 1, 2012.

	For the Three Months Ended March 31, 2013		For the Year Ended December 31, 2012		For the Period September 1, 2011 (inception) to December 31, 2011
Ratio of Earnings to Fixed Charges	1.11	x	1.34	x	(3.17)x(a)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	1.11	x	1.07	x	(3.17)x(a)

(a)
Our earnings were insufficient to cover our fixed charges and our combined fixed charges and preferred stock dividends by $0.1 million.

 USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to acquire target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

        This prospectus contains a summary of our capital stock, preferred stock, subscription rights, debt securities, warrants and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

General

        We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our capital stock is only a summary, and you should refer to the Maryland General Corporate Law (the "MGCL"), and our charter and bylaws for a full description. The following summary is qualified in its entirety by the detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement, of which this prospectus is a part. See "Where You Can Find More Information."

        Our charter authorizes us to issue up to 450,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of undesignated preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. Under Maryland law, stockholders are not generally liable for our debts or obligations.

        Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

        Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See "Risk Factors—Risks Related to Our Organization and Structure."

Common Stock

        Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of common stock generally will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock generally will have no appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

        The holders of common stock vote together as a single class on all matters. Holders of shares of common stock are entitled to vote for the election of directors. Directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast not less than two-thirds of the votes entitled to be cast generally in the election of directors. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled only by a majority of the directors then in office (although less than a quorum). Any such director elected to fill a vacancy will serve for the remainder of the full term of the class in which such vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.

Preferred Stock

        Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. If any preferred stock is offered, the terms and conditions of such preferred stock, including any convertible preferred stock, will be set forth in articles supplementary and if such preferred stock is offered pursuant to a registration statement, described in a registration statement registering the issuance of such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock or other preferred stock. If we ever create and issue additional preferred stock with a distribution preference over common stock or preferred stock, payment of any distribution preferences of new outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock and junior preferred stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of additional preferred stock may delay, prevent, render more difficult or tend to discourage the following:

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  a merger, tender offer, or proxy contest;

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  the assumption of control by a holder of a large block of our securities; or

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  the removal of incumbent management.

        Also, our board of directors, without stockholder approval, may issue additional preferred stock with voting and conversion rights that could adversely affect the holders of common stock or preferred stock.

Meetings and Special Voting Requirements

        Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, including with respect to the vote by the common stock for the election of directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

        Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Except for certain amendments of our charter relating to the removal of directors and the vote required to amend certain provisions of the charter, our charter provides for a majority vote in these situations.

        An annual meeting of our stockholders will be held each year beginning in 2013. Special meetings of stockholders may be called upon the request of a majority of our directors, the chairman of the board of directors, the president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting (subject to the stockholders' compliance with certain procedures set forth in our bylaws). The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

        One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock are entitled to receive a copy of our stockholder list upon request in accordance with Maryland law. The list provided by us will include each stockholder's name and address and the number of shares owned by each stockholder and will be made available within 20 days of the receipt by us of the request. Stockholders and their representatives shall also be given access to our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office during usual business hours. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restrictions on Ownership and Transfer

        Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. For a description of these ownership limits and other restrictions on ownership and transfer of our stock, see "Restrictions on Ownership and Transfer."

Stockholder Liability

        The MGCL provides that our stockholders:

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  are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

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  are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with Ares Investments or any of its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and Ares Investments or any of its affiliates. As a result, Ares Investments or any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding "control shares":

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  owned by the acquiring person;

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  owned by our officers; and

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  owned by our employees who are also directors.

        "Control shares" mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more, but less than one-third of all voting power;

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  one-third or more, but less than a majority of all voting power; or

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  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may redeem any or all the control shares (except those for which voting rights have been previously approved) for fair value, determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

        As permitted by the MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a special meeting of stockholders.

        Pursuant to Subtitle 8, we have elected in our charter and bylaws to provide that vacancies on our board of directors may be filled by the remaining directors and any such director elected to fill a vacancy will serve for the remainder of the full term of the class in which such vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal. Through provisions unrelated to Subtitle 8, our charter also vests in the board of directors the exclusive power to fix the number of directorships, provides that any director may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast not less than two-thirds of the votes entitled to be cast generally in the election of directors, and requires (unless called upon the request of a majority of our directors, the chairman of the board of directors, the president or the chief executive officer) the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Transfer Agent and Registrar

        The transfer agent and registrar for our shares of common stock will be Computershare Trust Company, N.A.

 SUMMARY OF OUR CHARTER AND BYLAWS

        Each stockholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a stockholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not contain all of the information about our charter and bylaws that you should consider before investing in our common stock. Our organizational documents are filed as exhibits to our registration statement, of which this prospectus is part. See "Where You Can Find More Information."

Charter and Bylaw Provisions

        The rights of stockholders and related matters are governed by our organizational documents and Maryland law. Certain provisions of these documents or of Maryland law, summarized below, may make it difficult to change the composition of our board of directors and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See generally "Risk Factors—Risks Related to Our Organization and Structure."

Stockholders' Meetings and Voting Rights

        We expect we will hold an annual meeting of stockholders beginning in 2013. The purpose of each annual meeting will be to elect directors and to transact any other business. The chairman, the chief executive officer, the president or a majority of the directors also may call a special meeting of the stockholders. The secretary must call a special meeting to act on any matter that may properly be considered at a meeting of stockholders when stockholders entitled to cast not less than a majority of all votes entitled to be cast on such matter at the meeting make a written request (subject to the stockholders' compliance with certain procedures set forth in our bylaws).

        We will give notice of any annual or special meeting of stockholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the special meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Directors are elected by a plurality of the votes cast and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

Classified Board of Directors

        Pursuant to our charter, our board of directors will be divided into three classes of directors. The initial terms of the first, second and third classes will expire in 2013, 2014 and 2015, respectively. Beginning in 2013, directors of each class will be chosen for three-year terms upon the expiration of their current terms with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies. Under our organizational documents, we must have at least the minimum number of directors required by the MGCL but not more than 15 directors. We currently have eight directors. A director may resign at any time. A director may be removed from office only for cause by the affirmative vote of stockholders entitled to cast not less than two-thirds of the votes entitled to be cast generally in the election of directors. A vacancy on the board of directors caused by the death, removal or resignation of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.

        These provisions preclude stockholders from (a) removing incumbent directors except upon a substantial affirmative vote, and (b) filling the vacancies created by such removal with their own nominees.

        Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronic consent of all directors.

        The approval by our board of directors and by holders of a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

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  amend certain provisions of our charter;

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  transfer all or substantially all of our assets other than in the ordinary course of business;

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  engage in mergers, consolidations or share exchanges; or

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  liquidate and dissolve.

Inspection of Books and Records; Stockholder Lists

        Any stockholder or his or her designated representative will be permitted, during usual business hours, to inspect and obtain copies of our bylaws, the minutes of stockholder proceedings, our annual statements of affairs and any voting trust agreements on file at our principal office. One or more persons who together are and for at least six months have been stockholders of record of at least five percent of the outstanding shares of any class of our stock may also request a copy of our stockholder list, although the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose.

Amendment of the Charter and Bylaws

        Except for those amendments permitted to be made without stockholder approval and certain amendments relating to the removal of directors and the vote required to amend certain provisions of our charter (which require the approval of stockholders entitled to cast two-thirds of the votes entitled to be cast in the matter), our charter may be amended only if the amendment is declared advisable by our board of directors and approved by the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at a board meeting at which a quorum is present.

Dissolution or Termination of the Company

        As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board of directors that dissolution is advisable and the approval of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

        Our bylaws also provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to the Company's notice of meeting, (b) by or at the direction of our board of directors, or (c) by any stockholder who is a stockholder of record both at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

        A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

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  not later than 5:00 p.m., Eastern time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year's annual meeting; or

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  if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

        Nominations of individuals for election to the board of directors may be made at a special meeting, (a) by or at the direction of our board of directors or (b) provided that the special meeting has been called for the purpose of electing directors, by any stockholder who is a stockholder of record both at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws.

        A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

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  not earlier than 150 days prior to the special meeting; and

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  not later than 5:00 p.m., Eastern time, on the later of either:

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  120 days prior to the special meeting; or

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  ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of the Company and at our request, serves or has served another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, member or manager of such corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

        In connection with this offering, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF PREFERRED STOCK

        In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of Maryland law and any other limitations imposed by law.

        For any series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

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  the designation and number of shares of such series;

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  the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

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  any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

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  the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

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  the voting powers, if any, of the holders of shares of such series;

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  any provisions relating to the redemption of the shares of such series;

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  any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

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  any conditions or restrictions on our ability to issue additional shares of such series or other securities;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

        All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

General

        We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

        The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

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  the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

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  the title of such subscription rights;

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  the exercise price for such subscription rights (or method of calculation thereof);

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  the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

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  the number of such subscription rights issued to each stockholder;

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  the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

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  if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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  the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

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  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

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  any termination right we may have in connection with such subscription rights offering; and

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  any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

        We will not offer any subscription rights to purchase shares of our common stock under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

Exercise Of Subscription Rights

        Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

        Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF OUR WARRANTS

        The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

        We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

        A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

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  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the warrants;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

        Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

 DESCRIPTION OF OUR DEBT SECURITIES

        We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, prospective holders should read both this prospectus and the prospectus supplement relating to that particular series.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture." An indenture is a contract between us and a trustee to be specified in the applicable prospectus supplement acting as trustee on the holders' behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce a holder's rights against us if we default. There are some limitations on the extent to which the trustee acts on a holder's behalf, described in the second paragraph under "Events of Default—Remedies if an Event of Default Occurs." Second, the trustee performs certain administrative duties for us.

        Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge prospective holders to read the indenture because it, and not this description, defines the rights of a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest a prospective holder will need to read the indenture. In connection with an offering of debt securities, we will have filed the form of the indenture with the SEC. See "Available Information" for information on how to obtain a copy of the indenture.

        The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

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  the designation or title of the series of debt securities;

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  the total principal amount of the series of debt securities;

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  the percentage of the principal amount at which the series of debt securities will be offered;

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  the date or dates on which principal will be payable;

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  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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  the terms for redemption, extension or early repayment, if any;

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  the currencies in which the series of debt securities are issued and payable;

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  whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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  the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

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  the denominations in which the offered debt securities will be issued;

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  the provision for any sinking fund;

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  any restrictive covenants;

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  any Events of Default;

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  whether the series of debt securities are issuable in certificated form;

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  any provisions for defeasance or covenant defeasance;

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  if applicable, U.S. federal income tax considerations relating to original issue discount;

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  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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  whether the debt securities are subject to subordination and the terms of such subordination;

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  any security or collateral provisions;

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  the listing, if any, on a securities exchange; and

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  any other terms.

        The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

General

        The indenture will provide that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement ("offered debt securities") and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), may be issued under the indenture in one or more series.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

        The indenture will not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities." The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "Resignation of Trustee" below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        The indenture will not contain any provisions that give holders protection in the event we issue a large amount of debt or we are acquired by another entity.

        We refer prospective holders to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

        We expect that we will usually issue debt securities in book entry only form represented by global securities.

Conversion And Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment And Paying Agents

        The following information is applicable to payment and paying agent terms unless the prospectus supplement relating to a series of debt securities states otherwise.

        We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

Payments on Global Securities

        We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

        We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

        Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events Of Default

        Holders will have rights if an Event of Default occurs in respect of the debt securities of their series and is not cured, as described later in this subsection unless the prospectus supplement relating to such series of debt securities states otherwise.

        The term "Event of Default" in respect of a series of debt securities means any of the following:

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  We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within 5 days.

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  We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.

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  We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within 5 days.

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  We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach in accordance with the terms of the indenture.

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  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days.

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  Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

        The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity") (Section 315 of the Trust Indenture Act of 1939). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before a holder is allowed to bypass your trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

  •
  The holder must give its trustee written notice that an Event of Default has occurred and remains uncured.

  •
  The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

  •
  The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

        However, a holder is entitled at any time to bring a lawsuit for the payment of money due on debt securities it holds on or after the due date.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, any premium or interest; or

  •
  in respect of a covenant that cannot be modified or amended without the consent of each holder.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

        Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger Or Consolidation

        Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

  •
  Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

  •
  Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

  •
  Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (a) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (b) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

  •
  We must deliver certain certificates and documents to the trustee.

  •
  We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification Or Waiver

        Unless the prospectus supplement relating to a series of debt securities states otherwise, there are three types of changes we can make to the indenture and the debt securities issued thereunder.

  Changes Requiring a Holder's Approval

        First, there are changes that we cannot make to a series debt securities without a holder's specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of or the fixed date on which interest is due on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

  •
  impair a holder's right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

        The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

        Any other change to the indenture and the debt securities would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "—Changes Requiring a Holder's Approval."

Further Details Concerning Voting

        When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance."

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

        Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

        The following provisions will be applicable to each series of debt securities unless the applicable prospectus supplement states otherwise.

Covenant Defeasance

        If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, a holder of such debt securities would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay its debt securities. If applicable, such holder also would be released from the subordination provisions described under "Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

        If we accomplish covenant defeasance, a holder can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Full Defeasance

        If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for holders to be repaid:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid holders their share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for such holders' debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit.

        If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under "Indenture Provisions—Subordination."

Form, Exchange And Transfer Of Certificated Registered Securities

        The following provisions will be applicable to each series of debt securities unless the applicable prospectus supplement states otherwise.

        Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we have designated additional transfer agents for a particular debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

Resignation Of Trustee

        Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions—Subordination

        The following provisions will be applicable to each series of debt securities unless the applicable prospectus supplement states otherwise.

        Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

        By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

        "Senior Indebtedness" is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

  •
  renewals, extensions, modifications and refinancings of any of this indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

The Trustee Under The Indenture

        A trustee to serve as the trustee under the indenture will be disclosed in the applicable prospectus supplement.

Certain Considerations Relating To Foreign Currencies

        Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

        The following provisions will be applicable to each series of debt securities unless the applicable prospectus supplement states otherwise.

        The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC").

        DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

        Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 DESCRIPTION OF OUR UNITS

        The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, a prospective holder should read both this prospectus and the prospectus supplement relating to those particular units.

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

        A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

        We will not offer any units under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

 RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order for us to qualify as a REIT, we must meet the following criteria regarding our stockholders' ownership of our shares:

  •
  we cannot be "closely held" under Code Section 856(h); that is, five or fewer individuals (as specially defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts and subject to certain constructive ownership rules) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

  •
  100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

        See "Material U.S. Federal Income Tax Considerations" for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of our shares of our stock.

        Our board of directors, in its sole discretion, may waive this ownership limit (prospectively or retroactively) if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

        Our board of directors has established an excepted holder limit for Ares Investments, an affiliate of our Manager, that allows Ares Investments to own, subject to certain conditions, up to 22% of the outstanding shares of our common stock.

        In addition to prohibiting the transfer or ownership of our stock that would result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

  •
  with respect to transfers only, result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

  •
  result in our being "closely held" within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);

  •
  result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

  •
  otherwise result in our disqualification as a REIT.

        In the case of any attempted transfer of our stock which, if effective, would result in a violation of these limitations, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries (or, in the case of a transfer that would result in our stock being beneficially owned by fewer than 100 persons, be void), and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as "Excess Securities." Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities. Subject to Maryland law, the trustee will have the authority (a) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and (b) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If a transfer to the trust would be ineffective for any reason to prevent a violation of any of the foregoing restrictions, the transfer resulting in such violation will be void from the time of such purported transfer.

        The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

        In addition, we have the right to purchase any Excess Securities at the lesser of (a) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (b) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

        Any person who (a) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (b) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days' written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with such restrictions is no longer required in order for us to qualify as a REIT.

        The 9.8% ownership limit does not apply to the underwriters in a public offering of shares. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held. Each such person also must provide us with such additional information as we may request in order to determine the effect of such ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or "IRS," or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary is also based upon the assumption that the operation of the Company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

        Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

        We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ended December 31, 2012. Furthermore, we intend to continue operating as a REIT; however, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

        In brief, a corporation that complies with the provisions in Sections 856 through 860 of the Code, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is distributed currently to stockholders, thereby completely or substantially eliminating the "double taxation" that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

        Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that commencing with our taxable year ended December 31, 2012, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet, and our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion, including that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

        The term "REIT taxable income" means the taxable income as computed for a corporation that is not a REIT:

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  without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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  excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;

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  deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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  deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and

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  without regard to any change of annual accounting period pursuant to Code Section 443(b).

        In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

        Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.

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  If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.

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  We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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  We may be subject to the corporate "alternative minimum tax" on our items of tax preference, including any deductions of net operating losses.

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  If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled "—REIT Qualification Tests" below.

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  We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

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  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

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  If we derive "excess inclusion income" from an interest in certain mortgage loan securitization structures (i.e., a "TMP" or a residual interest in a real estate mortgage investment conduit, or "REMIC"), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as "disqualified organizations" that are not subject to unrelated business taxable income, or "UBTI." See the "Excess Inclusion Income" portion of this section below.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

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  If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation's basis in the asset, and we recognize gain on the disposition of such an asset during the ten-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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  A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary, or "TRS," that do not reflect arm's length terms.

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  The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS, generally will be subject to U.S. federal corporate income tax.

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  We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

        In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

        Organizational Requirements.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for its qualification as a REIT;

  (4)
  that is neither a financial institution nor an insurance company;

  (5)
  that meets the gross income, asset and annual distribution requirements;

  (6)
  the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;

  (7)
  generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

  (8)
  that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and

  (9)
  that uses a calendar year for U.S. federal income tax purposes.

        Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying condition (9).

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

        We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

        We may from time to time own certain assets through subsidiaries that we intend to be treated as "qualified REIT subsidiaries." A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Income Tests."

        Ownership of Interests in TRSs.    We expect to own an interest in one or more TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT. For example, to the extent that we acquire loans with an intention of selling such loans in a manner that might expose us to a 100% tax on "prohibited transactions," we expect such loans will be acquired by a TRS.

        A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS's debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS's adjusted taxable income (as defined in the Code) for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT's ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT's assets may be comprised of securities of one or more TRSs. See "—Asset Tests."

Share Ownership Requirements

        The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be "closely held", which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

        Our charter contains certain provisions intended, among other requirements, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer." Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

        At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the "Asset Tests." After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

        75% Asset Test.    At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (a) real property (including interests in real property and interests in mortgages on real property), (b) shares in other qualifying REITs, and (c) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under "—25% Asset Test."

        If we invest directly in real property, our purchase contracts for such real property will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than "real property," we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below.

        25% Asset Test.    Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, other than investments in other REITs, our qualified REIT subsidiaries and TRSs, such securities may not exceed either (a) 5% of the value of our assets as to any one issuer, or (b) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a "security" for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership's assets, which is based on the REIT's proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (a) the debt is not convertible, directly or indirectly, into stock, (b) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code, and (c) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Code, hold any securities of the corporate or partnership issuer that (i) are not straight debt or other excluded securities (prior to the application of this rule), and (ii) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        We may from time to time own 100% of the securities of one or more corporations that will elect, together with us, to be treated as our TRSs. So long as each of these companies qualifies as a TRS, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We believe that the aggregate value of our TRSs will not exceed 25% of the aggregate value of our gross assets. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% Asset Test, and that our ownership of TRSs and other assets will be structured in a manner that will comply with the foregoing Asset Tests, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and could fail to qualify as a REIT.

        If we invest in a mortgage loan that is not fully secured by real property, Revenue Procedure 2011-16 may apply to determine what portion of the mortgage loan will be treated as a real estate asset for purposes of the 75% Asset Test. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, uncertainties exist regarding the application of Revenue Procedure 2011-16, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets.

        Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the Asset Tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the Asset Tests.

        We may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

        We may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Mezzanine loans meeting the requirements of the safe harbor set forth in Revenue Procedure 2003-65 will be treated by the IRS as real estate assets for purposes of the Asset Tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (as defined below). Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% Gross Income Test.

        We may acquire certain participation interests, or "B-Notes," in mortgage loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the 75% Asset Test, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test (as defined below). The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

        A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT's assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of the REIT's assets at the end of the quarter for which the measurement is done, and (b) $10 million; provided in either case that the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

        If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (a) following the REIT's identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury, (b) the failure was due to reasonable cause and not to willful neglect, (c) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period), and (d) the REIT pays a tax on the failure equal to the greater of (i) $50,000, or (ii) an amount determined (under regulations) by multiplying (A) the highest rate of tax for corporations under Section 11 of the Code, by (B) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

        For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the "Gross Income Tests."

        75% Gross Income Test.    At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (d) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (e) other specified investments relating to real property or mortgages thereon, and (f) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test.

        95% Gross Income Test.    At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (a) sources that satisfy the 75% Gross Income Test, (b) dividends, (c) interest, or (d) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test.

        Interest Income.    All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property.

        If we invest in a mortgage loan that is not fully secured by real property, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. The IRS recently issued Revenue Procedure 2011-16, which interprets the "principal amount" of the loan to be the face amount of the loan, despite the Code requiring taxpayers to treat any market discount (i.e., the difference between the purchase price of the loan and its face amount), for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any mortgage loan that we invest in that is not fully secured by real property may therefore be subject to the interest apportionment rules and the position taken in Revenue Procedure 2011-16 as described above.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the 75% and 95% Gross Income Tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests, provided that the property is not inventory or dealer property in the hands of the borrower and would not be such property if held by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

        We believe that substantially all of the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.

        We expect that the mortgage-backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from such mortgage-backed securities will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests generally will be treated as qualifying income for purposes of the 75% and 95% Gross Income Tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the Gross Income Tests.

        Fee Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees generally are not qualifying income for purposes of either the 75% or 95% Gross Income Test. Any fees earned by a TRS are not included for purposes of the Gross Income Tests.

        Dividend Income.    We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

        We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

        Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, investments in stripped securities receiving interest-only on the underlying assets, or "IO Strips," options, futures contracts, forward contracts, similar financial instruments or other financial instruments that we deem appropriate. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% Gross Income Tests. The term "hedging transaction," as used in the prior sentence, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (a) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate-related assets, or (b) currency fluctuations with respect to an item of qualifying income under the 75% or 95% Gross Income Test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is likely to be treated as non-qualifying income for purposes of the Gross Income Tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Foreign Currency Gain.    From time to time we may acquire non-U.S. investments. These investments could cause us to incur foreign currency gains or losses. Any foreign currency gains we recognize that are attributable to specified assets or items of qualifying income or gain for purposes of the 75% or 95% Gross Income Test generally will not constitute gross income for purposes of the applicable test, and therefore will be exempt from such test, provided we do not deal in or engage in substantial and regular trading such securities.

        Rents from Real Property.    Income attributable to a lease of real property generally will qualify as "rents from real property" under the 75% and 95% Gross Income Tests if such lease is respected as a true lease for U.S. federal income tax purposes (see "—Characterization of Property Leases") and subject to the rules discussed below.

        Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). In addition to the 9.8% ownership restrictions contained in our charter described above under "—Share Ownership Tests," our charter prohibits the transfer or ownership of our stock if such transfer or ownership would result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant.

        The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

        Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

        If a REIT operates or manages a property or furnishes or renders certain "impermissible services" to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as "rents from real property." Impermissible services are services other than services "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." For these purposes, the income that a REIT is considered to receive from the provision of "impermissible services" will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as "rents from real property." However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS.

        Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. The TRSs will pay regular corporate tax rates on any income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants whose terms are not on an arm's length basis.

        Prohibited Transaction Income.    Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the Gross Income Tests. Under existing law, whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to conduct our operations so that no asset owned by us will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although such income will be subject to tax at regular U.S. federal corporate income tax rates.

        Foreclosure Property.    Foreclosure property is real property and any personal property incident to such real property (a) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (b) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (c) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (a) the failure was due to reasonable cause and not due to willful neglect, (b) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (c) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

        In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (a) the sum of: (i) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (ii) 90% of the net income (after tax) from foreclosure property; less (b) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (a) declared a dividend before the due date of our tax return (including extensions); (b) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (c) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (a) pro rata among all outstanding shares of stock within a particular class, and (b) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the IRS) within a specified period.

        If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the "required distribution" with respect to a calendar year and avoid the excise tax, we must distribute the sum of (a) 85% of our REIT ordinary income for the calendar year, (b) 95% of our REIT capital gain net income for the calendar year, and (c) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

        We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

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  "residual interests" in REMICs or TMPs;

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  loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

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  loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

        We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Phantom Income

        Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

        Some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the mortgage-backed securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such debt instrument. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the mortgage-backed securities are not made.

        We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the issue price (generally, the principal amount) of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its issue price for U.S. federal tax purposes.

        In addition, if any debt instruments or mortgage-backed securities we acquire are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Failure to Qualify

        If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or "TMP," under the Code if:

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  substantially all of its assets consist of debt obligations or interests in debt obligations;

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  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

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  the entity has issued debt obligations that have two or more maturities; and

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  the payments required to be made by the entity, or portion of an entity, on its debt obligations "bear a relationship" to the payments it will receive on the debt obligations that it holds as assets.

        Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to compose "substantially all" of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize mortgage-backed securities or mortgage loans that we acquire and, as a result, we may own interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

        A TMP generally is treated as a corporation for U.S. federal income tax purposes, and it may not be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. If a REIT owns 100% of the equity interests in the TMP, either directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, except as described below, the consequences of the TMP classification would generally be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Excess Inclusion Income

        Pursuant to IRS guidance, a REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

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  cannot be offset by any net operating losses otherwise available to the stockholder;

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  is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

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  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

        See "—Taxation of U.S. Stockholders." Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business taxable income (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder's ownership. Treasury Regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT's compliance with its distribution requirements. See "—REIT Qualification Tests—Annual Distribution Requirements." The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Characterization of Property Leases

        We may purchase either new or existing properties and lease them to tenants. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are true leases, under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the IRS that we are not the owner of any properties for U.S. federal income tax purposes may have adverse consequences to us, such as the denial of depreciation deductions (which could affect the determination of our REIT taxable income subject to the distribution requirements) or the aggregate value of our assets invested in real estate (which could affect REIT asset testing).

Taxation of U.S. Stockholders

        Taxation of Taxable U.S. Stockholders.    As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a "U.S. Stockholder" is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

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  an individual citizen or resident of the United States for U.S. federal income tax purposes;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

        If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

        Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder's tax basis in his or her common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder's basis in our stock, this will increase the U.S. Stockholder's gain, or reduce the U.S. Stockholder's loss, on any subsequent sale of the stock.

        Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

        With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

          (a)   the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

          (b)   the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

          (c)   the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

        Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

        We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

        In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

        If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

        Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to "qualified dividend income," this reduced tax rate will not apply to dividends paid by us.

        Cost Basis Reporting.    U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the "cost basis" calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased. For "cost basis" reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a "first in/first out" basis.

        Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between "brokers" and are not issued to the IRS or to you.

        Stockholders should consult their tax advisors regarding the consequences of these rules.

        Taxation of Tax-Exempt Stockholders.    U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common stock, or the common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code), may be treated as UBTI.

        Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be "closely held" (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (a) at least one tax-exempt pension trust owns more than 25% by value of our shares; or (b) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common stock may be publicly traded, we can give no assurance of this.

        Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

        Backup Withholding and Information Reporting.    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (a) is a corporation or comes within other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

        General.    The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A "Non-U.S. Stockholder" means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

        Distributions—In General.    Distributions paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests, or "USRPIs," and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

        If income from the investment in the common stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder's shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the "Sales of Shares" portion of this Section below.

        Distributions Attributable to Sale or Exchange of Real Property.    Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA," distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. For these purposes, however, a distribution is not attributable to gain from sales or exchanges by us of a USRPI if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan, for example, would not be solely as a creditor. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (b) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that our shares will be "regularly traded" on an established securities market, although, no assurance can be given that this will be the case.

        U.S. Federal Income Tax Withholding on Distributions.    For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (a) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate), or (b) claiming that the dividend is effectively connected with the Non-U.S. Stockholder's conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder's actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

        Sales of Shares.    Unless our common stock constitutes a USRPI, a sale of the stock by a Non-U.S. Stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that 50% or more of our assets will consist of interests in real property located in the United States.

        Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI for a Non-U.S. Stockholder that owns 5% or less of our publicly traded shares throughout a prescribed testing period or if we are "domestically controlled," which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence. We cannot assure you that we will qualify as "domestically controlled." If we were not domestically controlled, a Non-U.S. Stockholder's sale of common stock would be subject to tax, unless the common stock was "regularly traded" on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned at some time during the five-year period ending on the date of sale more than 5% in value of our outstanding common stock. We anticipate that our common stock will be "regularly traded" on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.

        If the gain on the sale of our common stock were to be subject to U.S. federal income taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such common stock may be required to withhold 10% of the gross purchase price.

        Gain recognized by a Non-U.S. Stockholder upon a sale of shares that is not otherwise subject to U.S. federal income taxation under FIRPTA, generally will not be subject to U.S. federal income taxation, provided that: (a) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S. and (b) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply.

        If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (a) a "controlled foreign corporation" for U.S. federal income tax purposes, (b) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (c) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (d) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (x) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (y) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

        Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years beginning after December 31, 2012 is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations provide that these rules generally will apply to payments of dividends on our common stock made after December 31, 2013 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

        State, Local and Foreign Taxes.    We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common stock.

        Legislative Proposals.    You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common stock.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

        Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) "at the market" offerings or sales "at the market," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

        Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us or our Manager, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or "FINRA," the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; and it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        The underwriters and the agents and their respective affiliates may be customers of, engage in transactions with and perform services for us, Ares or our Manager in the ordinary course of business.

 LEGAL MATTERS

        The legality of the securities offered hereby and certain federal income tax matters will be passed upon for the Company by Proskauer Rose LLP, Los Angeles, California and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

EXPERTS

        The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2012, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        The financial statements of EF&A Funding, L.L.C. as of and for the year ended December 31, 2012 have been audited by CohnReznick LLP, independent auditors, as set forth in their report incorporated by reference herein from the Company's Current Report on Form 8-K dated June 4, 2013. The financial statements of EF&A Funding, L.L.C. as of and for the year ended December 31, 2011 have been audited by Reznick Group, P.C., independent auditors, as set forth in their report incorporated by reference herein from the Company's Current Report on Form 8-K dated June 4, 2013. Such financial statements are incorporated herein in reliance upon the reports of such firms pertaining to such financial statements given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

        This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (filed April 1, 2013), as amended by Form 10-K/A (filed April 30, 2013);

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  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (filed May 15, 2013);

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  our Definitive Proxy Statement on Schedule 14A filed on May 24, 2013;

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  Current Reports on Form 8-K dated April 25, 2013 (filed April 26, 2013), May 14, 2013 (filed May 15, 2013) (except with respect to information furnished under Item 7.01 and Exhibits 99.1 and 99.2 thereto) and June 4, 2013 (filed June 4, 2013); and

  •
  the description of our common stock included in our registration statement on Form 8-A (filed April 18, 2012).

        All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. In addition, all documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One North Wacker Drive, 48th Floor, Chicago, IL 60606, Attention: General Counsel, or contact our offices at (312) 252-7500. The documents may also be accessed on our website at www.arescre.com.

18,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Credit Suisse

Citigroup

Wells Fargo Securities

BofA Merrill Lynch

J.P. Morgan

JMP Securities

RBC Capital Markets

June     , 2013